Exhibit 10.10.3
CANTALOUPE, INC.
2018 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT GRANT AND
RESTRICTED STOCK UNIT AWARD AGREEMENT

    Cantaloupe, Inc., a Pennsylvania corporation, f/k/a USA Technologies, Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (as amended from time to time, the “Plan”) hereby grants to the holder listed below (the “Participant”) an award of restricted stock units (“RSUs”) as set forth below. The RSUs are subject to the terms and conditions set forth herein, including in the Notice of Restricted Stock Unit Grant attached at the end of this document (the “Notice”) and the following Restricted Stock Unit Award Agreement (together with the Notice, the “Agreement”), and in the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined in this document shall have the meanings given to them in the Plan.

    By Participant’s electronic acceptance on this site, Participant agrees to be bound by the terms and conditions of the Plan and the Agreement (including, without limitation, the Notice). Participant has reviewed the Plan and the Agreement (including, without limitation, the Notice) in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Agreement, and fully understands all provisions of the Plan and the Agreement (including, without limitation, the Notice). Participant hereby accepts as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Agreement (including, without limitation, the Notice).

Your detailed award information can be found in the Notice, which is attached at the end of this document.
[CTLP – Restricted Stock Unit Award Documentation – 2018 Equity Incentive Plan]

CANTALOUPE, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

2018 EQUITY INCENTIVE PLAN

This Restricted Stock Unit Award Agreement (together with the Notice of Restricted Stock Unit Grant (“Notice”) attached hereto, the “Agreement”) made as of the Grant Date set forth in the Notice, by and between the Participant set forth in the Notice and CANTALOUPE, INC., a Pennsylvania corporation, f/k/a USA Technologies, Inc. (the “Company”).

    BACKGROUND

    Participant is providing services to the Company. The Company’s 2018 Equity Incentive Plan (as amended from time to time, the “Plan”) provides for Awards based upon the Common Stock of the Company. The Company has determined to make an award to Participant of restricted stock units (“RSUs”) as further set forth below. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the Company and Participant agree as follows:

1.Grant of RSUs. Subject to the terms hereof, the Company hereby grants to Participant an award of the number of RSUs set forth in the Notice pursuant to the Plan. Each RSU represents the right to receive one (1) share of the Company’s Common Stock (each, a “Share”) upon vesting and settlement in accordance with Sections 2 and 3 below. The RSUs (and the Shares underlying the RSUs) are not vested and shall be subject to forfeiture by Participant as more fully described in Section 2 below.
2.Vesting of RSUs. Except as otherwise provided in the Plan, the RSUs shall vest as provided in the Notice. Any RSUs that are not vested pursuant to the preceding sentence on the date of Participant’s termination of Service for any reason shall be immediately forfeited on the date of such termination for no consideration. Upon a Change of Control that occurs after the Grant Date, Section 9 of the Plan shall apply.
3.Settlement; Issuance of Shares. One (1) Share shall be issued in respect of each vested RSU, if any, within thirty (30) days following the applicable date on which such RSU vested. The Company shall issue any such Shares registered in the name of Participant, Participant’s authorized assignee, or Participant’s legal representative, which shall be evidenced by stock certificates representing the Shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.
4.Restriction on Transfer. The RSUs shall be non-transferable, and Participant shall not sell, transfer, pledge, hypothecate or otherwise dispose of any RSUs or any Shares underlying the RSUs until such Shares have been delivered to Participant in accordance with Section 3.
5.No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon Participant any right to be retained in any capacity as a service provider to the Company or any of its affiliates. Participant shall not have any rights as a shareholder with respect to any Shares subject to the RSUs unless and until certificates representing the Shares have been issued by the Company to the holder of such Shares, or the Shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.
6.Tax Consequences; Section 409A. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of the transactions contemplated by this Agreement; provided, that Participant acknowledges and agrees that the Company shall have the right to deduct from payments of any kind otherwise due to Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the grant of this Award, the vesting of the RSUs, or the issuance of the Shares in accordance with the procedures set forth in Section 10 of the Plan, which is expressly incorporated by reference herein. This Agreement and the RSUs are intended to comply with, or be exempt from, the provisions of Section 409A of the Code and shall be interpreted in accordance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”). If the Company at any time determines that this Agreement or the RSUs are not compliant with, or otherwise exempt from, Section 409A, the Company may amend this Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Company determines to be necessary or appropriate to cause this Agreement and the transactions contemplated thereby to (i) comply with Section 409A, or (ii) otherwise be exempt from Section 409A. For the avoidance of doubt, any termination of Participant’s Service must constitute a “separation from service” (as defined under Section 409A) in order to be deemed a termination of Service hereunder.
7.Compliance with Law. The issuance of Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. Participant understands that the Company is under no obligation to register any Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
8.Notices. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the chief executive officer at the corporate headquarters of the Company, and any notice to Participant shall be addressed to Participant at the current address shown in the Company’s records, or to such other address as Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy, sent by electronic mail, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
9.Governing Law. The implementation and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws rules.
10.Binding Effect and Assignability. The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their personal representatives, heirs, successors and assigns. This Agreement, or any part thereof, may not be assigned by Participant.
11.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates, and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth, and other information that is necessary or desirable for the administration of the Plan or this Agreement (the “Relevant Information”). By entering into this Agreement, Participant: (i) authorizes the Company to collect, process, register, and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights that Participant may have with respect to the Relevant Information; and (iii) authorizes the Relevant Companies to store and transmit such information in electronic form. Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
12.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
13.Entire Agreement. This Agreement and the Plan constitute the entire agreement with respect to the subject matter hereof between the parties hereto and there are no other agreements between the parties relating to the subject matter hereof. The Company and Participant have made no promises, agreements, conditions, or understandings relating to the RSUs, either orally or in writing, that are not included in this Agreement or the Plan. This Agreement may only be modified by an agreement in writing executed by both the Company and

Participant. Emailed copies (pdf format) of any party’s signature hereto will have the same effect as an original signature.
[Notice of Restricted Stock Unit Grant Follows]

CANTALOUPE, INC.
2018 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT GRANT

Cantaloupe, Inc., a Pennsylvania corporation, f/k/a USA Technologies, Inc. (the “Company”) has granted to you, the “Participant” named below, an award of restricted stock units (“RSUs”) under the Company’s 2018 Equity Incentive Plan (as amended from time to time, the “Plan”). The terms of the grant are set forth in the Restricted Stock Unit Award Agreement (together with this Notice of Restricted Stock Unit Grant, the “Agreement”) provided to you and which immediately precedes this Notice. The following provides a summary of the key terms of your award; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand your award and the terms and conditions applicable to it.

SUMMARY OF RESTRICTED STOCK UNIT AWARD

Participant:                _________________________________

Grant Date:                _________________________________

Total Number of RSUs Granted:    _________________________________

Vesting Commencement Date:    _________________________________

Vesting Schedule:    [One-third (1/3) of the RSUs shall vest [insert vesting schedule], subject to Participant’s continued Service through each such date*]

*Unless otherwise provided in the Agreement or the Plan.

[Signature Page Follows]
[CTLP – Notice of Restricted Stock Unit Award – 2018 Equity Incentive Plan]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

CANTALOUPE, INC. By:__________________________ Name: Title:

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS NOTICE OF RESTRICTED STOCK UNIT GRANT, THE RESTRICTED STOCK UNIT AWARD AGREEMENT, ANY EXHIBIT ATTACHED THERETO, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS NOTICE OF RESTRICTED STOCK UNIT GRANT, THE RESTRICTED STOCK UNIT AWARD AGREEMENT, ANY EXHIBIT ATTACHED THERETO, AND THE PLAN.

PARTICIPANT _____________________________ ___________________[1]

1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.